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As filed with the Securities and Exchange Commission on January 26, 2000

                                  SEC Registration No. 33-84024
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                   SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                     POST EFFECTIVE AMENDMENT NO. 4 TO
                     FORM SB-2 REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933


                       ALL-AMERICAN SPORTPARK, INC.
               (Name of Small Business Issuer in its Charter)


       Nevada                     7996                  88-0203976
(State or Other Jurisdic-   (Primary Standard      (IRS Employer Iden-
tion of Incorporation)      Industrial Classi-     tification Number)
                            fication Code
                            Number)


                       6730 South Las Vegas Boulevard
                         Las Vegas, Nevada  89119
                             (702) 798-7777
              (Address and Telephone Number of Principal
          Executive Offices and Principal Place of Business)


                         Ronald Boreta, President
                       6730 South Las Vegas Boulevard
                         Las Vegas, Nevada  89119
                            (702) 798-7777
         (Name, Address and Telephone Number of Agent for Service)


                              Copies to:


                          Jon D. Sawyer, Esq.
                   Krys Boyle Freedman & Sawyer, P.C.
             600 Seventeenth Street, Suite 2700 South Tower
                        Denver, Colorado  80202
                           (303) 893-2300

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                        ALL-AMERICAN SPORTPARK, INC.
                     DEREGISTRATION OF UNSOLD SECURITIES

     The Registration Statement on Form SB-2 registered 1,150,000 Units, each Unit consisting of one share of Common Stock and one Class A Warrant; 575,000 shares of Common Stock issuable upon the exercise of the Class A Warrants included in the Units; 100,000 Representative's Warrants; 100,000 Representative's Class A Warrants; 100,000 shares of Common Stock issuable upon the exercise of the Representative's Warrants; and 50,000 shares of Common Stock issuable upon the exercise of the Representative's Class A Warrants. Of the 1,150,000 Units, 1,000,000 Units were sold. In addition, the 100,000 Representative's Warrants and the 100,000 Representative's Class A Warrants were sold. All of the Class A Warrants, Representative's Warrants and Representative's Class A Warrants have now expired, unexercised. The offering of securities pursuant to the Registration Statement has now terminated. This Post-Effective Amendment No. 4 is filed to deregister the remaining unsold securities.


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                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 26th day of January 2000.

                                    ALL-AMERICAN SPORTPARK, INC.



                                    By:/s/ Ronald S. Boreta
                                       Ronald S. Boreta, President